                                                                     EXHIBIT 2.6

                                                                  EXECUTION COPY

================================================================================

                              DEPOSITARY AGREEMENT

                          Dated as of February 26, 2004

                                      among

          CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.,
                                   as Borrower

                           WESTLB AG, NEW YORK BRANCH,
                        as Facility Administrative Agent

             BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH,
                          as Offshore Collateral Agent

                           WESTLB AG, NEW YORK BRANCH,
                             as Intercreditor Agent

                                 CITIBANK, N.A.,
                                 as Note Trustee

             BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH,
                           as Offshore Depositary Bank

                                       and

                         BANCO SANTANDER MEXICANO, S.A.
                           as Onshore Collateral Agent

================================================================================

                               TABLE OF CONTENTS

                                              ARTICLE I

                                             DEFINITIONS

Section 1.01   Definitions..................................................................       2

                                             ARTICLE II

                                        CREATION OF ACCOUNTS

Section 2.01   Creation of Accounts.........................................................       5
Section 2.02   Maintenance of Accounts......................................................       6
Section 2.03   Representations and Covenants regarding the Offshore Accounts................       7
Section 2.04   Notice of Exclusive Control..................................................      10

                                             ARTICLE III

                                       DEPOSITS INTO ACCOUNTS

Section 3.01   Deposits Into the Dollar Disbursement Account................................      10
Section 3.02   Deposits Into the Dollar Revenue Account.....................................      11
Section 3.03   Deposits Into the Dollar Loss Proceeds Deposit Account.......................      11
Section 3.04   Deposits Into the Dollar LC Accounts.........................................      12
Section 3.05   Deposits into the Dollar Performance Guarantee Deposit Account...............      12
Section 3.06   Deposits Into the Dollar Construction Account................................      12
Section 3.07   Deposits into the Dollar DSU Account.........................................      13
Section 3.08   Deposits into the Onshore Account............................................      13
Section 3.09   Information to Accompany Amounts Delivered to the Offshore Depositary Bank;
               Deposits Irrevocable.........................................................      13
Section 3.10   Books of Account; Statements.................................................      15
Section 3.11   Written Instructions.........................................................      15

                                             ARTICLE IV

                                      ALLOCATIONS FROM ACCOUNTS

Section 4.01   Allocations From the Dollar Disbursement Account.............................      16
Section 4.02   Allocations From the Dollar Revenue Account..................................      17
Section 4.03   Allocations from the Dollar Construction Account.............................      18
Section 4.04   Allocations From the Dollar Loss Proceeds Account............................      18
Section 4.05   Payments To Secured Parties..................................................      19
Section 4.06   Allocations from the Dollar DSU Account......................................      20
Section 4.07   Allocations from Onshore Account.............................................      21

                                             ARTICLE V

                         SUBSTITUTION AND EXPIRATION OF LETTERS OF CREDIT

Section 5.01   Substitution.................................................................      21
Section 5.02   Expiration...................................................................      22
Section 5.03   Release......................................................................      22
Section 5.04   Balance......................................................................      23

                                            ARTICLE VI

                                     INVESTMENTS AND VALUATION

Section 6.01   Investments..................................................................      23
Section 6.02   Income or Gain...............................................................      24
Section 6.03   Value........................................................................      24
Section 6.04   Taxes........................................................................      25

                                            ARTICLE VII

                     RIGHTS, DUTIES AND POWERS OF THE OFFSHORE DEPOSITARY BANK

Section 7.01   Appointment of Offshore Depositary Bank......................................      25
Section 7.02   Rights of Offshore Depositary Bank...........................................      25
Section 7.03   Resignation and Removal of Offshore Depositary Bank..........................      27

                                           ARTICLE VIII

                                          INDEMNIFICATION

Section 8.01   Indemnification From Borrower................................................      28

                                            ARTICLE IX

                                           MISCELLANEOUS

Section 9.01   Agreement for Benefit of Parties Hereto......................................      28
Section 9.02   No Warranties................................................................      28
Section 9.03   Reimbursement of Expenses....................................................      28
Section 9.04   Reinstatement................................................................      29
Section 9.05   Severability.................................................................      29
Section 9.06   Notices......................................................................      29
Section 9.07   Successors and Assigns.......................................................      29
Section 9.08   Counterparts.................................................................      29
Section 9.09   Governing Law; Submission to Jurisdiction....................................      30
Section 9.10   WAIVER OF JURY TRIAL.........................................................      31
Section 9.11   No Impairments of Other Rights...............................................      31
Section 9.12   Amendment; Waiver............................................................      31

Section 9.13   Incumbency Certificates; Authorized Persons; Reliance on Certificates........      31
Section 9.14   Headings.....................................................................      31
Section 9.15   Entire Agreement.............................................................      31
Section 9.16   Incorporation by Reference...................................................      32
Section 9.17   Conflicting Terms............................................................      32

                                    EXHIBITS

Exhibit A - Form of Payment Instructions
Exhibit B - Form of Notice of Exclusive Control
Exhibit C - Form of Withdrawal Certificate

         This DEPOSITARY AGREEMENT (this "Agreement"), dated as of February 26, 2004, among CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Borrower"), BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH, in its capacity as offshore collateral agent (in such capacity, together with its successors and assigns, the "Offshore Collateral Agent"), BANCO SANTANDER MEXICANO, S.A., in its capacity as onshore collateral agent (in such capacity, together with its successors and assigns, the "Onshore Collateral Agent"), WESTLB AG, NEW YORK BRANCH, in its capacity as Facility Administrative Agent under the Common Agreement referred to below (in such capacity, together with its successors and assigns, the "Facility Administrative Agent"), WESTLB AG, NEW YORK BRANCH, in its capacity as intercreditor agent (in such capacity, together with its successors and assigns, the "Intercreditor Agent"), CITIBANK, N.A., in its capacity as note trustee (in such capacity, together with its successors and assigns, the "Note Trustee"), and BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH, in its capacity as offshore depositary bank (in such capacity, together with its successors and assigns, the "Offshore Depositary Bank").

                             PRELIMINARY STATEMENTS

         1. Pursuant to the International Public Bid (Licitacion Internacional Publica) No. 18164093-011-02 (the "RFP"), the Borrower has been awarded a contract to develop and construct a hydroelectric generating plant to be located in the La Yesca and Santa Maria del Oro municipalities of the State of Nayarit, Mexico, which construction shall be in accordance with the terms, conditions and specifications set forth in the Bid for the Project and the Mixed Financed Public Works Contract (Contrato Mixto de Obra Publica Financiada), dated March 26, 2003, entered into by the Borrower and the Comision Federal de Electricidad ("CFE").

         2. Pursuant to the Common Agreement, dated as of February 26, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Common Agreement"), WestLB AG, New York Branch, as intercreditor agent, each of the banks and other financial institutions listed on the signature pages thereto as lenders, WestLB AG, New York Branch, as facility administrative agent, Citibank, N.A., as Note Trustee, Banco Santander Central Hispano, S.A., New York Branch, as Offshore Collateral Agent, Banco Santander Mexicano, S.A., as Onshore Collateral Agent and the other Creditors (as defined therein) and Creditor Representatives (as defined therein) from time to time party thereto and other Financing Documents (as defined in the Common Agreement), the Creditors have agreed to make available to the Borrower the financing for the Project (as defined in the Common Agreement) described therein.

         3. The parties hereto desire to enter into this Agreement to, among other things, (i) appoint Banco Santander Central Hispano, S.A., New York Branch, as Offshore Depositary Bank hereunder and (ii) set forth certain procedures for the deposit, investment and disbursement of the Loans (as defined in the Common Agreement) and all receipts of and payments made by the Borrower in U.S. Dollars (as defined in the Common Agreement).

         4. It is a condition to the Creditors making the financing described above available to the Borrower that this Agreement shall have been executed and delivered by the parties hereto.

         NOW, THEREFORE, in consideration of the foregoing and in order to induce the Creditors to enter into the Common Agreement and other financing documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further acknowledging that the Secured Parties (as defined in the Common Agreement) intend to rely on the undertakings of the Borrower hereunder, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions.

                  (a) For all purposes of this Depositary Agreement, except as otherwise expressly provided herein, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Common Agreement. The principles of construction set forth in Sections 1.02 and 1.03 of the Common Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

                  (b) Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on the next succeeding Business Day.

                  (c) For all purposes of this Agreement, the terms "control", "entitlement order", "financial asset", "investment property", "securities account" and "deposit account" have the meanings assigned thereto in Articles 8 and 9 of the UCC as in effect on the date hereof.

                  (d) As used in this Agreement the following terms have the following meanings:

         "Account Collateral" means (a) each Offshore Account (including any sub-accounts thereof), (b) all cash, cash equivalents, securities, investments, financial assets, Security Entitlements, payments, other amounts, and all other items of property from time to time held, maintained or carried in, or credited to or deposited in, any of the Offshore Accounts, including Permitted Investments, (c) all rights, claims and causes of action, if any, that the Borrower may have against any Person in respect of the foregoing and (d) all proceeds of any or all of the foregoing.

         "Book-Entry Security" shall mean a security maintained in the form of entries (including the Security Entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

         "Cap Sub-Account" has the meaning assigned to that term in Section 2.01(a)(ix).

         "CFE" has the meaning assigned to that term in the first preliminary statement.

         "Common Agreement" has the meaning assigned to that term in the second preliminary statement.

         "Depositary Bank Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, expenses and other amounts to the Offshore Depositary Bank under this Agreement (including pursuant to Section
8.01 and Section 9.03) and any agreements, instruments and documents executed and delivered pursuant hereto.

         "Dollar Construction Account" has the meaning assigned to that term in
Section 2.01(a)(vi).

         "Dollar Cost Overrun Guarantee Account" means the Dollar Cost Overrun Guarantee Deposit Account and the Dollar Cost Overrun Guarantee Securities Account, collectively.

         "Dollar Cost Overrun Guarantee Deposit Account" has the meaning assigned to that term in Section 2.01(a)(iv).

         "Dollar Cost Overrun Guarantee Securities Account" has the meaning assigned to that term in Section 2.01(b)(ii).

         "Dollar Disbursement Account" has the meaning assigned to that term in
Section 2.01(a)(i).

         "Dollar Disbursement Guarantee Account" means the Dollar Disbursement Guarantee Deposit Account and the Dollar Disbursement Guarantee Securities Account, collectively.

         "Dollar Disbursement Guarantee Deposit Account" has the meaning assigned to that term in Section 2.01(a)(v).

         "Dollar Disbursement Guarantee Securities Account" has the meaning assigned to that term in Section 2.01(b)(iii).

         "Dollar DSU Account" has the meaning assigned to that term in Section 2.01(a)(viii).

         "Dollar LC Accounts" means the Dollar Cost Overrun Guarantee Account and the Dollar Disbursement Guarantee Account, collectively.

         "Dollar Loss Proceeds Account" means the Dollar Loss Proceeds Deposit Account and the Dollar Loss Proceeds Securities Account, collectively.

         "Dollar Loss Proceeds Deposit Account" has the meaning assigned to that term in Section 2.01(a)(iii).

         "Dollar Loss Proceeds Securities Account" has the meaning assigned to that term in Section 2.01(b)(i).

         "Dollar Performance Guarantee Account" means the Dollar Performance Guarantee Deposit Account and the Dollar Performance Guarantee Securities Account, collectively.

         "Dollar Performance Guarantee Deposit Account" has the meaning assigned to that term in Section 2.01(a)(vii).

         "Dollar Performance Guarantee Securities Account" has the meaning assigned to that term in Section 2.01(b)(iv).

         "Dollar Revenue Account" has the meaning assigned to that term in
Section 2.01(a)(ii).

         "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Sections 357.10 through Section 357.14 and Sections 357.40 through Section
357.44 (including related defined terms in 31 C.F.R. Section 357.2) and (b) to the extent substantially identical to the federal regulations referred to in subsection (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

         "Mexican Business Day" shall mean a day of the year on which banks are not required or authorized to close in Mexico City, Mexico.

         "Notice of Exclusive Control" means a notice in substantially the form of Exhibit B hereto.

         "Offshore Accounts" means the Offshore Deposit Accounts and the Offshore Securities Accounts, collectively.

         "Offshore Deposit Accounts" has the meaning assigned to that term in
Section 2.01(a).

         "Offshore Securities Accounts" has the meaning assigned to that term in
Section 2.01(b).

         "Onshore Account" has the meaning assigned to that term in Section 2.01(c).

         "Pesos" means the lawful currency of Mexico.

         "Securities Intermediary" means a Person that (a) is a "securities intermediary" as defined in Section 8-102(a)(14) of the UCC and (b) in respect of any Book-Entry Security, is also a "securities intermediary" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security).

         "Security Entitlement" means (a) "security entitlement" as defined in
Section 8-102(a)(17) of the UCC (except in respect of a Book-Entry Security) and
(b) in respect of any Book-Entry Security, a "security entitlement" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a "security entitlement" as defined in Section 8-102(a)(17) of the UCC.

         "Specified Offshore Deposit Accounts" means the Dollar Loss Proceeds Deposit Account, the Dollar Cost Overrun Guarantee Deposit Account, the Dollar Disbursement Guarantee Deposit Account and the Dollar Performance Guarantee Deposit Account.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as interpreted and construed by the courts of the State of New York.

         "Withdrawal Certificate" means a certificate signed by a Representative of the Borrower, in substantially the form of Exhibit C hereto.

                                   ARTICLE II

                              CREATION OF ACCOUNTS

         Section 2.01 Creation of Accounts.

                  (a) The Borrower hereby requests the Offshore Depositary Bank to establish and the Offshore Depositary Bank hereby agrees to establish on the date hereof (and to maintain and administer in accordance with the terms of this Agreement), the following U.S. Dollar-denominated, special, segregated and irrevocable non-interest bearing demand deposit accounts (each, an "Offshore Deposit Account" and, collectively, the "Offshore Deposit Accounts"):

                           (i)      an account entitled "El Cajon Dollar
Disbursement Account" bearing Account No. 8130690001 Ref: El Cajon (the "Dollar Disbursement Account");

                           (ii)     an account entitled "El Cajon Dollar Revenue
Account" bearing Account No. 8130790001 Ref: El Cajon (the "Dollar Revenue Account");

                           (iii)    an account entitled "El Cajon Dollar Loss
Proceeds Deposit Account" bearing Account No. 8130890001 Ref: El Cajon (the "Dollar Loss Proceeds Deposit Account");

                           (iv)     an account entitled "El Cajon Dollar Cost
Overrun Guarantee Deposit Account" bearing Account No. 8130990001 Ref: El Cajon (the "Dollar Cost Overrun Guarantee Deposit Account");

                           (v)      an account entitled "El Cajon Dollar
Disbursement Guarantee Deposit Account" bearing Account No. 8131090001 Ref: El Cajon (the "Dollar Disbursement Guarantee Deposit Account");

                           (vi)     an account entitled "El Cajon Dollar
Construction Account" bearing Account No. 8131190001 Ref: El Cajon (the "Dollar Construction Account");

                           (vii)    an account entitled "El Cajon Dollar
Performance Guarantee Deposit Account" bearing Account No. 8131290001 Ref: El Cajon (the "Dollar Performance Guarantee Deposit Account");

                           (viii)   an account entitled "El Cajon Dollar DSU
Account" bearing Account No. 8131390001 Ref: El Cajon (the "Dollar DSU Account"); and

                           (ix)     an account entitled "El Cajon Cap
Sub-Account" bearing Account No. 8131490001 Ref: El Cajon (the "Cap
Sub-Account").

         Unless otherwise expressly provided in the Financing Documents, references to the Dollar Disbursement Account in the Financing Documents shall be deemed to constitute references to the Dollar Disbursement Account and the Cap Sub-Account, collectively.

                  (b) The Borrower hereby requests the Offshore Depositary Bank to establish and the Offshore Depositary Bank hereby agrees to establish on the date hereof (and to maintain and administer in accordance with the terms of this Agreement), the following U.S. Dollar-denominated, special, segregated and irrevocable securities accounts (each, an "Offshore Securities Account" and, collectively, the "Offshore Securities Accounts"):

                           (i)      an account entitled "El Cajon Dollar Loss
Proceeds Securities Account" bearing Account No. 8130890001 Ref: El Cajon (the "Dollar Loss Proceeds Securities Account");

                           (ii)     an account entitled "El Cajon Dollar Cost
Overrun Guarantee Securities Account" bearing Account No. 8130990001 Ref: El Cajon (the "Dollar Cost Overrun Guarantee Securities Account");

                           (iii)    an account entitled "El Cajon Dollar
Disbursement Guarantee Securities Account" bearing Account No. 8131090001 Ref:
El Cajon (the "Dollar Disbursement Guarantee Securities Account"); and

                           (iv)     an account entitled "El Cajon Dollar
Performance Guarantee Securities Account" bearing Account No. 8131290001 Ref: El Cajon (the "Dollar Performance Guarantee Securities Account").

                  (c) The Borrower hereby requests the Onshore Collateral Agent to establish and the Onshore Collateral Agent hereby agrees to establish on the date hereof (and to maintain and administer in accordance with the terms of this Agreement), a Peso-denominated special, segregated and irrevocable account entitled "El Cajon Onshore Account" bearing Account No. 6550109969-7 (clave 014180) Ref: El Cajon (the "Onshore Account").

         Section 2.02 Maintenance of Accounts.

                  (a) Each Account shall be maintained by the Offshore Depositary Bank and the Onshore Collateral Agent, as the case may be, at all times in accordance with the terms of this Agreement and the other Financing Documents to which the Offshore Depositary Bank and the Onshore Collateral Agent may be a party until the date on which the Commitments have been terminated and all of the Obligations have been indefeasibly paid in full. All amounts from time to time held in or credited to each Account shall not constitute payment of any Obligation or any other obligation of the Borrower until applied to the payment of such Obligation or other obligation of the Borrower as hereinafter provided. The Offshore Accounts shall, until disbursed in accordance with the terms of this Agreement, constitute the property of the Borrower, subject to (i) the security interest created therein in favor of the Offshore Collateral Agent, as agent for and on behalf of the Secured Parties, as further described in
Section 2.02(b) and (ii) the right of the Offshore Collateral Agent or, to the extent expressly provided herein, the Intercreditor Agent pursuant to the terms of this Agreement to issue entitlement orders and other demands and instructions with respect to the Offshore Securities Accounts or any financial asset maintained or carried therein or credited thereto. The Onshore Account shall be held in the name of the Onshore Collateral Agent, shall constitute the property of the Onshore Collateral Agent (for the benefit, firstly, of the Secured Parties and, secondly, of the Borrower) and shall be administered as security for the Obligations. No payments shall be made out of the Accounts, except for the purposes and on the terms provided in this Agreement, in the Note Documents and in the Loan Documents.

                  (b) To secure the payment of the Obligations, the Borrower has assigned, transferred and pledged to, and granted a security interest in favor of, the Offshore Collateral Agent pursuant to the U.S. Security Agreement, in all of the right, title and interest of the Borrower that it now possesses or may hereafter obtain, in and to, among other things, the Account Collateral.

                  (c) The Offshore Depositary Bank shall promptly notify the Intercreditor Agent and the Offshore Collateral Agent in writing of its receipt and the amount of any funds received from any Person that is, or is required hereunder to be, deposited into the Dollar Revenue Account, the Dollar Loss Proceeds Deposit Account, the Dollar Cost Overrun Guarantee Deposit Account, the Dollar Disbursement Guarantee Deposit Account, the Dollar Performance Guarantee Deposit Account, the Dollar Construction Account, the Cap Sub-Account or the Dollar DSU Account, specifying the Offshore Account into which such funds have been deposited. The Onshore Collateral Agent shall promptly notify the Intercreditor Agent in writing of its receipt and the amount of any funds received from any Person that is, or is required hereunder to be, deposited into the Onshore Account. The Intercreditor Agent shall promptly upon receipt thereof provide to the Borrower a copy of each written notification it receives from the Offshore Depositary Bank or the Onshore Collateral Agent pursuant to this Section 2.02(c). Notwithstanding the foregoing, the Borrower and each other party hereto hereby agrees that any delay in giving, or any failure to give, any notice referenced in this Section 2.02(c) to the Borrower shall not affect the rights of any Secured Party under this Agreement or any other Transaction Document.

                  (d) The Offshore Accounts shall be established, maintained and administered at the offices of the Offshore Depositary Bank in the City of New York, New York. The Onshore Account shall be established, maintained and administered at the offices of the Onshore Collateral Agent in Mexico City, Mexico.

         Section 2.03 Representations and Covenants regarding the Offshore Accounts. For purposes of this Agreement, the parties hereto confirm and agree as follows:

                  (a) The Offshore Depositary Bank confirms that it has established each Offshore Account in accordance with Section 2.01(a) and (b) and agrees to comply with the directions of the Offshore Collateral Agent or as expressly provided herein of the Intercreditor Agent, as applicable, relating to such Offshore Accounts given pursuant to this Agreement.

                  (b) All property delivered or transferred to the Offshore Collateral Agent or the Offshore Depositary Bank pursuant to this Agreement for credit to an Offshore Account will be promptly credited to the applicable Offshore Account.

                  (c) On the date hereof and for so long as this Agreement remains in effect, the Offshore Depositary Bank confirms that (i) it is and shall remain a "bank" as defined in Section 9-102 of the UCC and shall act as such with respect to the establishment and maintenance of the Offshore Deposit Accounts and (ii) it is and shall remain a Securities Intermediary and shall act as such with respect to the establishment and maintenance of the Offshore Securities Accounts and the Security Entitlements carried therein.

                  (d) The Offshore Depositary Bank agrees that each Offshore Deposit Account is and will be maintained as a "deposit account" (within the meaning of Section 9-102 of the UCC).

                  (e) The Offshore Depositary Bank agrees that each Offshore Securities Account is and will be maintained as a "securities account" (within the meaning of Section 8-501(a) of the UCC). The Offshore Depositary Bank shall identify the Offshore Collateral Agent on its books and records as the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) of the Security Entitlements carried in the Offshore Securities Accounts, subject to the right, as expressly provided herein, of the Intercreditor Agent to issue any entitlement orders, instructions or directions with respect to the Offshore Securities Accounts, the Security Entitlements carried therein and the financial assets credited thereto pursuant to the terms of this Agreement.

                  (f) The Offshore Depositary Bank agrees that each item of property (including any investment property, financial assets, securities, instruments, general intangibles or cash) credited to the Offshore Securities Accounts shall be treated as a "financial asset" (within the meaning of Articles 8 and 9 of the UCC).

                  (g) All securities or other property underlying any financial assets credited to any Offshore Securities Account shall be registered in the name of the Offshore Depositary Bank, endorsed to the Offshore Depositary Bank or in blank or credited to another securities account in the name of the Offshore Depositary Bank, and in no case shall any financial asset credited to any Offshore Securities Account be registered in the name of the Borrower, payable to the order of the Borrower, or specially endorsed to the Borrower, except to the extent the foregoing have been specially endorsed to the Offshore Depositary Bank or in blank.

                  (h) If at any time the Offshore Depositary Bank shall receive any written instruction, direction or entitlement order from the Offshore Collateral Agent or the Intercreditor Agent directing disposition, transfer, withdrawal or redemption of any financial asset relating to any Offshore Securities Account or transfer or withdrawal of any monies in any Offshore Deposit Account or otherwise relating to any or all of the Account Collateral, the Offshore Depositary Bank hereby agrees that it shall comply with such written instruction, direction or entitlement order without further consent from the Borrower or any other Person. If the Borrower is otherwise entitled to issue any written instruction, direction or entitlement order in accordance with the terms of this Agreement and such instruction, direction or entitlement order conflicts with any written instruction, direction or entitlement order issued by the Offshore Collateral Agent or the Intercreditor Agent, the Offshore Depositary Bank shall follow the orders issued by the Offshore Collateral Agent or the Intercreditor Agent, as applicable. If the Intercreditor Agent is otherwise entitled to issue any written instruction, direction or entitlement order in accordance with the terms of this Agreement and such instruction, direction or entitlement order conflicts with any written instruction, direction or entitlement order issued by the Offshore Collateral Agent, the Offshore Depositary Bank shall follow the orders issued by the Offshore Collateral Agent.

                  (i) Regardless of any provision in any other agreement, for purposes of the UCC, the "bank's jurisdiction" (within the meaning of Section 9-304(b) of the UCC) of the Offshore Depositary Bank with respect to each Offshore Deposit Account and the "securities intermediary's jurisdiction" (within the meaning of Section 8-110(e) of the UCC) of the Offshore Depositary Bank with respect to each Offshore Securities Account is and shall continue to be the State of New York.

                  (j) The Offshore Depositary Bank without independent investigation knows of no right or claim to or interest in the Offshore Accounts or other Account Collateral (including any "adverse claim" within the meaning of Section 8-102(a)(1) of the UCC) by any Person other than the Borrower and the Offshore Collateral Agent, acting on behalf of the Secured Parties. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Offshore Accounts, the Onshore Account or any other Account Collateral, the Offshore Depositary Bank, after obtaining actual knowledge thereof, shall promptly notify the Intercreditor Agent and the Borrower thereof.

                  (k) Except for liens specifically granted pursuant to the Financing Documents, the Offshore Depositary Bank has not entered into and shall not enter into any agreement with any other Person relating to the Offshore Accounts and/or any financial assets from time to time credited thereto pursuant to which it has agreed or will agree (unless otherwise required by applicable
Law) to comply with instructions, directions or entitlement orders of such Person or any other Person. The Offshore Depositary Bank has not entered into and shall not enter into any other agreement with the Borrower or any other Person purporting to limit or condition the obligation of the Offshore Depositary Bank to comply with instructions, directions or entitlement orders originated by the Offshore Collateral Agent or the Intercreditor Agent.

                  (l) In the event that the Offshore Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Offshore Accounts or any other Account Collateral, the Offshore Depositary Bank hereby agrees that such security interest shall be subordinate to the security interest of the Offshore Collateral Agent.

                  (m) The Offshore Depositary Bank hereby waives and releases any lien, encumbrance, claim, right of set-off or other right it may have against the Offshore Accounts or any other Account Collateral (except that the Offshore Depositary Bank may set off the face amount of any checks which have been credited to the Offshore Accounts but are subsequently returned unpaid because of uncollected or insufficient funds) and agrees that it shall not assert any such lien, encumbrance, claim or right against the Offshore Accounts or any other Account Collateral.

                  (n) The Offshore Collateral Agent shall be deemed to be the "customer" of the Offshore Depositary Bank (within the meaning of Section 9-104(a)(3) of the UCC) for purposes of the Offshore Accounts and as such shall be entitled to all the rights that customers of banks have under applicable law with respect to deposit accounts, including the right to withdraw funds from, or close, the Offshore Accounts. The Offshore Depositary Bank shall not have title to the funds on deposit in the Offshore Accounts, and shall credit the Offshore Accounts with all receipts of interest, dividends and other income received in the Offshore Accounts. The Offshore Depositary Bank shall administer and manage the Offshore Accounts in strict compliance with all the terms applicable to the Offshore Accounts pursuant to this Agreement, and shall be subject to and comply with all the obligations that the Offshore Depositary Bank owes to the Offshore Collateral Agent with respect to the Offshore Accounts, including all subordination obligations, pursuant to the terms of this Agreement.

                  (o) Anything herein to the contrary notwithstanding, the Offshore Depositary Bank shall not be required to follow any instruction that would violate applicable law, decree, regulation or order of any Governmental Authority.

         Section 2.04 Notice of Exclusive Control.

                  (a) The Offshore Collateral Agent may deliver a Notice of Exclusive Control only after the occurrence and during the continuance of a Default or an Event of Default.

                  (b) Notwithstanding any other provision contained in this Agreement, if at any time the Offshore Collateral Agent delivers to the Offshore Depositary Bank a Notice of Exclusive Control and until written revocation of such notice is delivered to the Offshore Depositary Bank by the Offshore Collateral Agent, (i) the Offshore Depositary Bank agrees that it shall take all directions, instructions or entitlement orders with respect to all of the Offshore Accounts or any financial asset credited thereto or carried therein or any other Account Collateral solely from the Offshore Collateral Agent or, as expressly provided herein, from the Intercreditor Agent and (ii) neither the Offshore Collateral Agent nor the Intercreditor Agent shall be required to instruct the Offshore Depositary Bank to follow any transfer or withdrawal requested by the Borrower in any Withdrawal Certificate or be required to follow, or cause any Secured Party to follow, any direction, instruction or other request of the Borrower pursuant to or in connection with this Agreement.

                                   ARTICLE III

                             DEPOSITS INTO ACCOUNTS

         Section 3.01 Deposits Into the Dollar Disbursement Account.(a) The net proceeds of the Loans following application of a portion of such proceeds pursuant to Section 2.01(b)(i) of the Common Agreement shall be deposited into the Dollar Disbursement Account (but not into the Cap Sub-Account).

                  (b) The Borrower shall irrevocably direct each provider of the Interest Rate Cap to make by wire transfer to the Offshore Depositary Bank for deposit into the Cap Sub-Account all payments required to be made to the Borrower thereunder (other than any payments from the Interest Rate Cap provider as the result of any early termination of the Interest Rate Cap). In the event that the Borrower directly receives any such amounts, the Borrower shall hold all such amounts in trust on behalf of the Offshore Collateral Agent segregated from other property or funds of the Borrower and immediately shall transfer to the Offshore Depositary Bank such amounts in the same form as so received (with any necessary endorsement or assignment), accompanied by a written request to deposit the same into the Cap Sub-Account, and the Offshore Depositary Bank shall deposit the same into the Cap Sub-Account.

         Section 3.02 Deposits Into the Dollar Revenue Account. The Borrower (i) shall irrevocably direct CFE to make by wire transfer in U.S. Dollars directly to the Offshore Depositary Bank for deposit into the Dollar Revenue Account all payments required to be made to the Borrower in U.S. Dollars pursuant to the Public Works Contract, (ii) shall request the Note Trustee to cause the Noteholder Depositary Bank to transfer to the Offshore Depositary Bank by wire transfer for deposit into the Dollar Revenue Account all amounts payable to the Borrower pursuant to the proviso in the last sentence of Section 2.2(a) of the Noteholder Depositary Agreement and (iii) shall cause all payments in whatever form and whatever nature received by or for the account of the Borrower which are not otherwise required by the terms hereof (or of Section 3.01(b), Section 3.01(c), Section 6.01(d)(ii) or Section 6.01(d)(vi) of the Common Agreement) to be deposited into another Account) to be transferred by wire transfer directly to the Offshore Depositary Bank in U.S. Dollars for deposit into the Dollar Revenue Account. In the event that the Borrower directly receives any such amounts, the Borrower shall hold all such amounts in trust on behalf of the Offshore Collateral Agent segregated from other property or funds of the Borrower and immediately shall transfer to the Offshore Depositary Bank such amounts in the same form as so received (with any necessary endorsement or assignment), accompanied by a written request to deposit the same into the Dollar Revenue Account, and the Offshore Depositary Bank shall deposit the same into the Dollar Revenue Account.

         Section 3.03 Deposits Into the Dollar Loss Proceeds Deposit Account. The Borrower shall, or shall request the Intercreditor Agent to instruct the Onshore Collateral Agent in writing to, irrevocably direct all parties that are, or may be, obligated to make (a) any insurance payment in respect of a casualty loss, (b) any insurance payment in respect of Debt Service accruing during or related to any business interruption (of a "delay", "delay in start-up" or "alop" nature), (c) any insurance payment in respect of fixed costs accruing during or related to any business interruption (of a "delay", "delay in start-up" or "alop" nature) and (d) any payment in respect of a Taking, in each case, to the extent such payments are required to be made in U.S. Dollars, to make such payments by wire transfer in U.S. Dollars directly to the Offshore Depositary Bank for deposit into Dollar Loss Proceeds Deposit Account (except, in the case of insurance proceeds in respect of a casualty loss, as otherwise provided in Section 6.01(d)(ii) of the Common Agreement). In the event that the Borrower directly receives any such insurance payments or payments in respect of a Taking, the Borrower shall hold all such amounts in trust on behalf of the Collateral Agents segregated from other property or funds of the Borrower and immediately shall transfer such amounts in the same form as so received (with any necessary endorsement or assignment), if in Pesos, to the Onshore Collateral Agent and, if in U.S. Dollars, to the Offshore Depositary Bank, in either case accompanied by a written request to deposit the same into the Dollar Loss Proceeds Deposit Account or the Onshore Account, as applicable, and the Offshore Depositary Bank or Onshore Collateral Agent shall deposit the same into the Dollar Loss Proceeds Deposit Account or the Onshore Account, as applicable.

         Section 3.04 Deposits Into the Dollar LC Accounts.

                  (a) All amounts drawn from any Disbursement LC shall be transferred by the Intercreditor Agent or the Offshore Collateral Agent, as applicable, to the Dollar Disbursement Guarantee Deposit Account. The Borrower shall transfer to the Offshore Depositary Bank, accompanied by a written request to deposit the same into the Dollar Disbursement Guarantee Deposit Account, all amounts to be deposited pursuant to clauses (i) and (ii) of Section 6.01(r) of the Common Agreement, and the Offshore Depositary Bank shall deposit the same into the Dollar Disbursement Guarantee Deposit Account.

                  (b) All amounts drawn from any Cost Overrun LC shall be transferred by the Intercreditor Agent or the Offshore Collateral Agent, as applicable, to the Dollar Cost Overrun Guarantee Deposit Account. The Borrower shall transfer to the Offshore Depositary Bank, accompanied by a written request to deposit the same into the Dollar Cost Overrun Deposit Account, all amounts to be deposited pursuant to Section 6.01(q) and Section 6.01(r)(iii) of the Common Agreement, and the Offshore Depositary Bank shall deposit the same into the Dollar Cost Overrun Guarantee Deposit Account.

         Section 3.05 Deposits into the Dollar Performance Guarantee Deposit Account. All amounts drawn by the Offshore Collateral Agent or the Intercreditor Agent, as applicable, from any Performance Guarantee shall be transferred by the Offshore Collateral Agent or the Intercreditor Agent, as applicable, to the Dollar Performance Guarantee Deposit Account.

         Section 3.06 Deposits Into the Dollar Construction Account.

                  (a) (i) All amounts withdrawn from the Dollar Disbursement Account pursuant to Section 4.01(c) hereof, (ii) all amounts withdrawn from the Dollar Revenue Account pursuant to Section 4.02(b) hereof,
(iii) all amounts withdrawn from the Note Proceeds Account pursuant to Section 4.1(c) of the Noteholder Depositary Agreement and (iv) all amounts transferred from the Dollar Loss Proceeds Deposit Account pursuant to Section 4.04(d), shall be deposited by the Offshore Depositary Bank into the Dollar Construction Account. The Borrower shall cause (i) all amounts payable to the Borrower in U.S. Dollars pursuant to Clauses 13.6 and 13.7 of the Electromechanical Contract, (ii) all amounts payable to the Borrower in U.S. Dollars pursuant to Clauses 13.6 and 13.7 of the CECSA Contract, (iii) all amounts payable to the Borrower in U.S. Dollars pursuant to section (b) of Clause Twenty of the Engineering Contract, and (iv) all amounts payable in U.S. Dollars under any guarantee, bond, letter of credit or similar document or instrument in respect of the obligation of any Principal Subcontractor to pay any amount payable to the Borrower pursuant to any section or Clause referenced in (i), (ii) or (iii) of this sentence, to be paid in U.S. Dollars by wire transfer to the Offshore Depositary Bank for deposit into the Dollar Construction Account.

                  (b) In the event that the Borrower directly receives any such amounts, the Borrower shall hold all such amounts in trust on behalf of the Collateral Agents segregated from other property or funds of the Borrower and immediately shall transfer to the Offshore Depositary Bank such amounts in the same form as so received (with any necessary endorsement or assignment) for deposit, if in Pesos, to the Onshore Collateral Agent and, if in U.S. Dollars, to the Offshore Depositary Bank, in either case accompanied by a written request to deposit the same into the Dollar Construction Account or the Onshore Account, as applicable, and the Offshore Depositary Bank or Onshore Collateral Agent shall deposit the same into the Dollar Construction Account or the Onshore Account, as applicable.

         Section 3.07 Deposits into the Dollar DSU Account. All amounts transferred from the Dollar Loss Proceeds Deposit Account pursuant to Section 4.04(e) hereof shall be deposited by the Offshore Depositary Bank into the Dollar DSU Account.

         Section 3.08 Deposits into the Onshore Account. The Borrower (i) shall irrevocably direct CFE to make all payments required to be made to the Borrower in Pesos pursuant to the Public Works Contract to the Onshore Collateral Agent directly by electronic transfer for deposit into the Onshore Account, (ii) shall cause all payments payable in Pesos pursuant to any Principal Subcontract to be transferred by electronic transfer directly to the Onshore Collateral Agent for deposit into the Onshore Account and (iii) shall cause all payments otherwise payable to the Borrower which are denominated in Pesos (other than any proceeds of VAT Receivables, which the Borrower shall cause to be deposited into the Peso Operating Account) to be transferred by electronic transfer directly to the Onshore Collateral Agent for deposit into the Onshore Account. In the event that the Borrower directly receives any such amounts, the Borrower shall hold all such amounts in trust on behalf of the Onshore Collateral Agent segregated from other property or funds of the Borrower and immediately shall transfer to the Onshore Collateral Agent such amounts in the same form as so received (with any necessary endorsement or assignment), accompanied by a written request to deposit the same into the Onshore Account, and the Onshore Collateral Agent shall deposit the same into the Onshore Account.

         Section 3.09 Information to Accompany Amounts Delivered to the Offshore Depositary Bank; Deposits Irrevocable.

                  (a) All amounts transferred to the Offshore Depositary Bank or either Collateral Agent shall: (i) if transferred by wire or electronic transfer, be accompanied by authenticated SWIFT or similar instruction, as applicable, specifying in reasonable detail the source of such amounts and the Account or Accounts (including the number of such Account or Accounts) into which such amounts are to be deposited or (ii) if transferred other than by wire transfer, to be accompanied by written request of the Borrower or direction of the Facility Administrative Agent, the Intercreditor Agent, the Note Trustee, the relevant Collateral Agent or any other Person, as applicable, specifying in reasonable detail the source of such amounts and the Account or Accounts (including the number of such Account or Accounts) into which such amounts are to be deposited.

                  (b) All amounts transferred to the Offshore Depositary Bank or either Collateral Agent hereunder by the Borrower, the Facility Administrative Agent, the Intercreditor Agent, the Note Trustee or any Collateral Agent shall be made by wire transfer, if in U.S. Dollars, or by electronic transfer, if in Pesos, in immediately available funds to the Offshore Depositary Bank or the relevant Collateral Agent, as applicable.

                  (c) Subject to subsection (d) below, any deposit made into any Account shall be irrevocable (except if made as a result of manifest error). The amount of such deposit into any Offshore Account plus any interest or investment earnings thereon shall be held by the Offshore Depositary Bank and applied, invested and transferred solely as provided herein and in the Common Agreement.

                  (d) In the event that the Offshore Collateral Agent or the Offshore Depositary Bank receives any amount which is inadequately or incorrectly identified as to the Account into which such amount is to be deposited, the Offshore Collateral Agent or the Offshore Depositary Bank, as applicable, promptly shall notify the Intercreditor Agent of such event and shall request instructions as to the Account into which such amount should be deposited. In the event that the Onshore Collateral Agent receives any amount which is inadequately or incorrectly identified as to the Account into which such amount is to be transferred or receives any amount not required pursuant to
Section 4.07 to be transferred to the Dollar Loss Proceeds Deposit Account, the Onshore Collateral Agent promptly shall notify the Intercreditor Agent, the Offshore Collateral Agent and the Offshore Depositary Bank of such event and shall transfer such amount (in accordance with the procedure described in Section 4.07) to the Offshore Depositary Bank for deposit into the Dollar Revenue Account as if such amount had been received by the Offshore Depositary Bank in accordance with the immediately preceding sentence. The Offshore Depositary Bank shall deposit such amount in the Dollar Revenue Account until such time as the Offshore Depositary Bank receives written instructions from the Intercreditor Agent stating that such amount should be deposited in another Account in accordance with this Agreement, in which case the Offshore Depositary Bank, notwithstanding anything to the contrary herein, promptly shall withdraw such amount from the Dollar Revenue Account and transfer the same to the Account designated in writing by the Intercreditor Agent.

                  (e) None of the Offshore Depositary Bank, the Onshore Collateral Agent or the Offshore Collateral Agent shall have any obligation to verify the accuracy or the adequacy of the sources or amounts transferred to it pursuant to this Section 3.09 and shall be entitled to rely on the written directions accompanying such transfers.

                  (f) Without limiting the foregoing or anything else herein, in the event the Intercreditor Agent receives notice of the receipt by the Offshore Collateral Agent, the Offshore Depositary Bank or the Onshore Collateral Agent of any amount from or on behalf of CFE, any provider of any Interest Rate Cap, any Principal Subcontractor (or any provider of any guarantee, bond, letter of credit or similar document or instrument in respect of any obligation of any Principal Subcontractor), any Person making any insurance payment, or any other Person making any deposit into any Account or making any payment to the Offshore Collateral Agent, the Offshore Depositary Bank or the Onshore Collateral Agent and such amount is not identified to the satisfaction of the Intercreditor Agent as to the nature or basis of such payment, then (i) the Intercreditor Agent may seek certification from any such Person of the precise nature of and basis for such payment and (ii) until the Intercreditor Agent has received such certification (or other evidence as may be acceptable to the Intercreditor Agent) the Intercreditor Agent may refrain from issuing any instructions to the Offshore Collateral Agent, the Offshore Depositary Bank or the Onshore Collateral Agent, as applicable, in respect of such amount.

         Section 3.10 Books of Account; Statements.

                  (a) The Offshore Depositary Bank shall maintain the books of account with respect to the Offshore Accounts on a cash basis and record therein all deposits into and transfers to, from and between the Offshore Accounts and all investment transactions effected by the Offshore Depositary Bank, pursuant to Articles IV and VI hereof. The Onshore Collateral Agent shall maintain the books of account with respect to the Onshore Account on a cash basis and record therein all deposits into and transfers to and from the Onshore Account. The Offshore Depositary Bank or the Onshore Collateral Agent, as applicable, shall make such books of account available during normal business hours for inspection and audit by the Creditor Representatives and the Borrower and their respective representatives at their expense upon reasonable prior notice.

                  (b) Not later than the fifth (5th) Business Day after the end of each calendar month, the Offshore Depositary Bank and the Onshore Collateral Agent shall provide to the Offshore Collateral Agent, the Facility Administrative Agent, the Intercreditor Agent, the Note Trustee and the Borrower a statement specifying the amounts held in, and the monthly activity for, each Account at the close of business on the last day of such calendar month. The Offshore Depositary Bank and the Onshore Collateral Agent shall promptly send copies of all statements, confirmations and other correspondence concerning the Accounts and any other Account Collateral simultaneously to the Offshore Collateral Agent, the Onshore Collateral Agent, if applicable, the Facility Administrative Agent, the Intercreditor Agent, the Note Trustee and the Borrower. Notwithstanding the foregoing, the Borrower and each other party hereto hereby agrees that any delay in giving, or any failure to give, any statement, confirmation or other correspondence referenced in this Section 3.10(b) to the Borrower shall not affect the rights of any Secured Party under this Agreement or any other Transaction Document.

         Section 3.11 Written Instructions.

                  (a) The Intercreditor Agent shall provide specific written instructions to the Collateral Agents, the Offshore Depositary Bank and the Note Trustee and any calculations related thereto with respect to this
Article III.

                  (b) To the extent any Person is required, pursuant to the terms of this Agreement, to direct any Person obligated to make any payment to the Borrower (a "Payor") to do so by wire or electrronic transfer but such Payor at any time is able to make payment but unable to do so by wire transfer, then the Person required hereunder to provide the payment instructions to the Payor shall direct such Payor to make payment other than by wire or electronic transfer, as the case may be, directly to the Offshore Collateral Agent (for any payment to be made in U.S. Dollars) for transfer by the Offshore Collateral Agent to the Offshore Depositary Bank and deposit into the relevant Offshore Account or to the Onshore Collateral Agent (for any payment to be made in Pesos) for deposit into the Onshore Account.

                  (c) All instructions from the Intercreditor Agent to the Offshore Depositary Bank or to either Collateral Agent to transfer any amounts to or from any Account shall be transmitted by the Intercreditor Agent via authenticated SWIFT. Subject to the sufficiency of funds to make the transfers instructed by the Intercreditor Agent pursuant to Article IV, the

Offshore Depositary Bank shall, if such instruction is received from the Intercreditor Agent by 12:00 P.M. (New York City time) on such Business Day, make the required transfers by 6:00 P.M. (New York City time) on the same Business Day, and if such instruction is received after 12:00 P.M. (New York City time), shall make the required transfers by 4:00 P.M. (New York City time) on the next succeeding Business Day.

                  (d) All actions taken and instructions given by the Intercreditor Agent hereunder shall be in accordance with the Financing Documents.

                                   ARTICLE IV

                            ALLOCATIONS FROM ACCOUNTS

         Section 4.01 Allocations From the Dollar Disbursement Account.

                  (a) Except as otherwise provided in this Agreement or in any other Financing Document, amounts held in the Dollar Disbursement Account shall be applied solely (i) for the payment of amounts payable in respect of the Loan Documents (except principal) and (ii) for the payment of other Project Costs (except principal, interest, fees, Other Taxes, Additional Amounts, any Make-Whole Premium and other amounts payable in respect of the Note Documents).

                  (b) As a condition precedent to any withdrawal from the Dollar Disbursement Account for the payment of interest, fees, Taxes, Other Taxes and other amounts payable in respect of the Loan Documents, the Borrower shall deliver a Withdrawal Certificate to the Intercreditor Agent (with a copy to the Note Trustee and the Facility Administrative Agent) no later than 10:00 a.m. on the date of the requested withdrawal. The Intercreditor Agent shall instruct the Offshore Depositary Bank in writing to make the transfers requested in such certificate by transferring funds from the Dollar Disbursement Account to the Facility Administrative Agent. The Facility Administrative Agent, using such funds, shall pay to each of the Lenders, on behalf of the Borrower, the amounts due and payable to each of them at such time pursuant to the Loan Documents, as set forth in such Withdrawal Certificate.

                  (c) As a condition precedent to any withdrawal from the Dollar Disbursement Account for the payment of Project Costs (except principal, interest, fees, Taxes, Other Taxes and other amounts payable in respect of the Loan Documents and except principal, interest, Other Taxes, Additional Amounts, fees, any Make-Whole Premium and other amounts payable in respect of the Note Documents), the Borrower shall deliver a Withdrawal Certificate to the Intercreditor Agent (with a copy to the Note Trustee and the Facility Administrative Agent) no later than 10:00 a.m. on the date of the requested withdrawal. Except as otherwise provided in the immediately preceding sentence, the Intercreditor Agent shall instruct the Offshore Depositary Bank to make the transfers requested in such certificate by transferring funds from the Dollar Disbursement Account directly to the Dollar Construction Account for the payment of Project Costs (other than amounts payable in respect of the Loan Documents as described in Section 4.01(b) and amounts payable in respect of the Note Documents).

                  (d) Notwithstanding the foregoing subsections (a), (b) and (c) of this Section 4.01, (i) amounts held in the Cap Sub-Account shall be applied solely for the payment of Debt Service payable in respect of the Loans Documents and (ii) as a condition precedent to any withdrawal from the Cap Sub-Account for the payment of interest, fees, Taxes, Other Taxes and other amounts payable in respect of the Loan Documents, either (x) no later than 10:00 a.m. on the Business Day prior to the date of the withdrawal so requested either
(x) the Borrower shall deliver a Withdrawal Certificate to the Intercreditor Agent, who shall instruct the Offshore Depositary Bank in writing to make the transfers requested in such Withdrawal Certificate or (y) no later than 10 a.m. on any Business Day, the Intercreditor Agent (acting in accordance with written instructions from the Facility Administrative Agent) may deliver written instructions to the Offshore Depositary Bank (with a copy to the Borrower) to make such withdrawal (in each case with a copy to the Note Trustee and, if applicable, the Facility Administrative Agent). The Offshore Depositary Bank shall make the transfers so instructed by transferring funds from the Cap Sub-Account to the Facility Administrative Agent to be applied in accordance with the Credit Agreement.

         Section 4.02 Allocations From the Dollar Revenue Account.

                  (a)      Upon receipt of any payment from CFE described in
Section 3.01(b)(ii) of the Common Agreement (excluding any payment made by CFE to the Borrower pursuant to Section 26.5 or the final paragraph of Section 27.3 of the Public Works Contract and excluding any portion of the Second Installment if received by the Borrower, the Intercreditor Agent or the Offshore Collateral Agent before August 31, 2007), the recipient shall promptly inform the Intercreditor Agent and the Offshore Collateral Agent in writing of the amount so received and transfer such amount by wire transfer to the Offshore Depositary Bank for deposit into the Dollar Revenue Account. Promptly upon receipt of written notice of the deposit of such amount in the Dollar Revenue Account, the Intercreditor Agent shall instruct the Offshore Depositary Bank in writing to, and the Offshore Depositary Bank shall, withdraw and transfer such amount to the Intercreditor Agent, to be applied in accordance with clauses (ii), (iv) and (v) of Section 3.01(b) and Section 3.01(c) of the Common Agreement.

                  (b)      Upon receipt of any payment from CFE pursuant to
Section 26.5 or the final paragraph of Section 27.3 of the Public Works Contract, the recipient shall promptly inform the Intercreditor Agent and the Offshore Collateral Agent in writing of the amount so received and transfer such amount by wire transfer to the Offshore Depositary Bank for deposit into the Dollar Revenue Account. Promptly upon receipt of notice of the deposit of such amount in the Dollar Revenue Account, the Intercreditor Agent shall instruct the Offshore Depositary Bank in writing to, and the Offshore Depositary Bank shall, withdraw and transfer such amount directly to the Dollar Construction Account for the payment of Project Costs (other than amounts payable in respect of the Loan Documents and/or the Note Documents).

                  (c) Upon receipt of any portion of the Second Installment if received by the Borrower, the Intercreditor Agent or any Collateral Agent before August 31, 2007, the recipient shall promptly inform the Intercreditor Agent and the Offshore Collateral Agent in writing of the amount so received and transfer such amount by wire transfer to the Offshore Depositary Bank for deposit into the Dollar Revenue Account. Promptly upon receipt of written notice of the deposit of such amount in the Dollar Revenue Account, the Intercreditor Agent shall instruct the

Offshore Depositary Bank in writing to, and the Offshore Depositary Bank shall, withdraw and transfer all funds on deposit in the Dollar Revenue Account (other than the proceeds of any payment from CFE described in Section 3.01(b)(ii) of the Common Agreement), to the Intercreditor Agent to be applied in accordance with clauses (iii) and (v) of Section 3.01(b) and Section 3.01(c) of the Common Agreement.

                  (d) Upon receipt of any payment (other than any payment referred to in subsection (a), (b) or (c) above) or other amount in whatever form and whatever nature received by or for the account of the Borrower which payment or amount is required to be deposited into the Dollar Revenue Account pursuant to Section 3.02, the Offshore Depositary Bank shall inform the Intercreditor Agent and the Offshore Collateral Agent in writing of the amount so received and cause such amount to be held in the Dollar Revenue Account as security for the Obligations.

                  (e) In the event the Offshore Collateral Agent receives written instructions from the Intercreditor Agent pursuant to Section 3.09(d) to withdraw from the Dollar Revenue Account and deposit into any other Account any amounts deposited in the Dollar Revenue Account pursuant to Section 3.09(d), the Offshore Collateral Agent promptly shall direct the Offshore Depositary Bank to, and the Offshore Depositary Bank shall, promptly effect such withdrawal and transfer.

         Section 4.03 Allocations from the Dollar Construction Account.

                  (a) Except as otherwise provided in this Agreement or in any other Financing Document, amounts held in the Dollar Construction Account shall be applied solely for the payment of Project Costs (other than amounts payable in respect of the Loan Documents and/or the Note Documents).

                  (b) As a condition precedent to any withdrawal from the Dollar Construction Account on any date, the Borrower shall deliver a Withdrawal Certificate to the Intercreditor Agent (with a copy to the Note Trustee and the Facility Administrative Agent) no less than two (2) Business Days prior to the date of the requested withdrawal. The Intercreditor Agent shall instruct the Offshore Depositary Bank in writing to make the payments requested in such certificate by transferring monies from the Dollar Construction Account by wire transfer directly to the payees set forth in such certificate. The Borrower hereby agrees that such funds shall be applied exclusively to the payment of, or reimbursement for, Project Costs currently due and payable by the Borrower.

         Section 4.04 Allocations From the Dollar Loss Proceeds Account.

                  (a) Upon approval by the Intercreditor Agent of a certificate from a Representative of the Borrower certifying as to the satisfaction of the applicable requirements and conditions set forth in Section 6.01(d)(v) of the Common Agreement, the Intercreditor Agent shall instruct the Offshore Depositary Bank in writing to transfer the amount set forth in such certificate to the payee(s) identified in such certificate.

                  (b) Upon receipt by the Offshore Collateral Agent of a written notice from the Intercreditor Agent setting forth the amount of any casualty insurance proceeds or Taking proceeds then on deposit in the Dollar Loss Proceeds Account that is required to be applied as a prepayment of the Loans and redemption of the Investor Notes pursuant to Section 3.01(b)(i) of the Common Agreement, the Offshore Collateral Agent shall direct the Offshore Depositary Bank to transfer such amount from the Dollar Loss Proceeds Account to the Intercreditor Agent to be applied first, to the payment or prepayment of the Loans and redemption (subject to Section 4.04(c) below) of the Investor Notes constituting Funded Debt and second, to the payment of all other Obligations payable to the Secured Parties in the same order as set forth in clauses First through Fifth in Section 7.04 of the Common Agreement.

                  (c) If the pro rata amount (determined in accordance with Section 3.01(c) of the Common Agreement) relating under Section 4.04(b) of this Agreement to the Investor Notes constituting Funded Debt is less than or equal to U.S.$10,000,000, the Intercreditor Agent shall direct the Offshore Depositary Bank in writing to transfer such amount from the Dollar Loss Proceeds Account to the Intercreditor Agent for transfer to the Note Trustee and deposit by the Note Trustee into the Prepayment Sub-Account (in lieu of the application to the immediate redemption of the Investor Notes constituting Funded Debt described in
Section 4.04(b) above).

                  (d) Upon the Intercreditor Agent's receipt of notice of the deposit into the Dollar Loss Proceeds Deposit Account of any amount paid by any insurer in respect of fixed costs accruing during or related to any business interruption (of a "delay", "delay in start-up" or "alop nature"), the Intercreditor Agent shall direct the Offshore Depositary Bank in writing to (and the Offshore Depositary Bank shall) withdraw such amount from the Dollar Loss Proceeds Deposit Account and transfer the same to the Dollar Construction Account.

                  (e) Upon the Intercreditor Agent's receipt of notice of the deposit into the Dollar Loss Proceeds Deposit Account of any amount paid by any insurer in respect of Debt Service accruing during or related to any business interruption (of a "delay", "delay in start-up" or "alop nature"), the Intercreditor Agent shall direct the Offshore Depositary Bank in writing to (and the Offshore Depositary Bank shall) withdraw such amount from the Dollar Loss Proceeds Deposit Account and transfer the same to the Dollar DSU Account.

         Section 4.05 Payments To Secured Parties.

                  (a) The Intercreditor Agent shall direct the Offshore Depositary Bank to transfer to the Intercreditor Agent by wire transfer in immediately available funds pursuant to the payment instructions supplied by the Intercreditor Agent in the form of Exhibit A-1 attached hereto an aggregate amount equal to any amounts to be distributed by the Intercreditor Agent to any Secured Party pursuant to the Financing Documents. If the amounts required to be transferred by the Offshore Depositary Bank pursuant to this Section 4.05(a) on any Business Day have been deposited into the appropriate Offshore Account(s) by 12:00 P.M. (New York City time) on such Business Day, the Intercreditor Agent shall make the required transfers by 6:00 P.M. (New York City time) on the same Business Day, and if such amounts are deposited after 12:00 P.M. (New York City time), the Intercreditor Agent shall make the required transfers by 12:00 P.M. (New York City time) on the next succeeding Business Day.

                  (b) The Intercreditor Agent shall pay over to the Facility Administrative Agent (with respect to any amounts due to the Facility Administrative Agent or any Lender) and to the Note Trustee (with respect to amounts due to the Note Trustee or any Note Holder) the amount so transferred from the Offshore Depositary Bank pursuant to
Section 4.05(a) above (or, in the event the amounts so transferred shall be insufficient to pay such amounts in full, shall transfer to each such Person its pro rata share of the amount received from the Offshore Depositary Bank). Each payment by the Intercreditor Agent pursuant to this Section 4.05 shall be made by wire transfer in immediately available funds pursuant to the payment instructions provided by each such recipient in the form of Exhibit A-2 attached hereto. If the amounts required to be transferred by the Intercreditor Agent on any Business Day have been deposited with the Intercreditor Agent by 12:00 P.M. (New York City time) on such Business Day, the Intercreditor Agent shall make the required transfers by 6:00 P.M. (New York City time) on the same Business Day, and if such amounts are deposited after 12:00 P.M. (New York City time), the Intercreditor Agent shall make the required transfers by 12:00 P.M. (New York City time) on the next succeeding Business Day.

         Section 4.06 Allocations from the Dollar DSU Account.

                  (a)      The Intercreditor Agent (in accordance with Section
4.05 and acting at the written direction of the Facility Administrative Agent from time to time when so directed) shall instruct the Offshore Depositary Bank in writing to transfer any amounts on deposit in the Dollar DSU Account representing proceeds of business interruption (of a "delay", "delay in start-up" or "alop" nature) insurance attributable to the initial 270 day period of insured delay or interruption to the Intercreditor Agent for distribution to the Facility Administrative Agent to be applied to the payment of Debt Service due and payable in respect of the Loan Documents.

                  (b) Any amounts on deposit in the Dollar DSU Account representing proceeds of business interruption (of a "delay", "delay in start-up" or "alop" nature) insurance attributable to the period from and after the 271st day through and including the 365th day of insured delay or interruption shall be, on the same day or next Business Day (in accordance with Section 4.05 and the written instructions of the Intercreditor Agent) on which each such amount is deposited into the Dollar DSU Account, transferred to the Intercreditor Agent for distribution by the Intercreditor Agent to the Facility Administrative Agent and the Note Trustee ratably in proportion to the aggregate amount of Debt Service due and payable to the Lenders (in the case of the Facility Administrative Agent) and the Note Holders (in the case of the Note Trustee) on the date of such distribution by the Intercreditor Agent (provided that within one (1) Business Day of the Intercreditor Agent's request therefor each of the Facility Administrative Agent and the Note Trustee shall certify in writing to the Intercreditor Agent the amount of Debt Service reasonably expected to be due and payable on the date of such distribution).

                  (c) The Intercreditor Agent shall instruct the Offshore Depositary Bank in writing to transfer any amounts on deposit in the Dollar DSU Account remaining after having given effect to each of Section 4.06(a) and
Section 4.06(b) by wire transfer to the Intercreditor Agent for distribution as follows: first, to the Note Trustee up to the aggregate amount equal to U.S.$1,469,129.44 for transfer to the Noteholder Depositary Bank for deposit into the Prepayment Sub-Account to be applied in accordance with Section 4.4(b) of the Noteholder Depositary Agreement or Section 7.04(b) of the Common Agreement, as applicable, and secondly, to the Facility Administrative Agent in an amount equal to any remaining amount on deposit in the Dollar DSU Account (following such transfer to the Note Trustee) for distribution to the Lenders in accordance with the terms of the Credit Agreement.

         Section 4.07 Allocations from Onshore Account. At any time there are any amounts on deposit in the Onshore Account, the Onshore Collateral Agent shall, not later than the close of business on the same Mexican Business Day, if on deposit before 2:00 P.M. (Mexico City time) and on the next succeeding Business Day, if on deposit on or after 2:00 P.M. (Mexico City time) convert all amounts on deposit in the Onshore Account into U.S. Dollars at the rate of exchange at which, in accordance with normal banking procedures, the Onshore Collateral Agent can purchase U.S. Dollars with Pesos. The Onshore Collateral Agent shall, not later than the close of business on the same Mexican Business Day, if converted before 2:00 P.M. (Mexico City time) and not later than the close of business on the next succeeding Mexican Business Day, if converted after 2:00 P.M. (Mexico City time) transfer the Dollars so obtained in respect of any casualty insurance proceeds or any award or payment on account of any Taking payable to the Borrower in Pesos to the Offshore Depositary Bank for deposit into the Dollars Loss Proceeds Deposit Account and transfer the Dollars so obtained in respect of any other payment required to be deposited in the Onshore Account pursuant to Section 3.08 hereof to the Offshore Depositary Bank for deposit into the Dollar Revenue Account (to be held and allocated in accordance with Section 3.09(d)).

                                    ARTICLE V

                SUBSTITUTION AND EXPIRATION OF LETTERS OF CREDIT

         Section 5.01 Substitution. In lieu of holding all or a portion of the amount on deposit in the appropriate Dollar LC Account in cash or Dollar Permitted Investments, one or more Disbursement LCs and/or Cost Overrun LCs, which by their terms require that any drawing thereunder be deposited into the Dollar Cost Overrun Guarantee Deposit Account or the Dollar Disbursement Guarantee Deposit Account, as applicable, may be delivered to the Offshore Collateral Agent or the Intercreditor Agent, as applicable; provided that the customer or account party under such letter of credit is a Person other than the Borrower and such Person shall be a party to a Subordination Agreement and provided further that, concurrent with the delivery thereof, the Borrower delivers to the Offshore Collateral Agent or the Intercreditor Agent, as applicable, (i) evidence of the rating by S&P or Moody's on the long-term senior unsecured indebtedness of the issuer or confirming institution thereof or (ii) audited financial statements of such issuer or confirming institution for the most recent fiscal year for which such statements are available and unaudited financial statements of such issuer or confirming institution for the most recent fiscal quarter for which such statements are available. Upon delivery of any such Disbursement LC accompanied either by such evidence of the issuer's or confirming institution's rating or such financial statements, the Intercreditor Agent, upon the written request of the Borrower, shall instruct the Offshore Collateral Agent in writing to release to the Person (provided such Person is a Person other than the Borrower and such Person is a party to a Subordination Agreement) delivering such Disbursement LC an aggregate amount of cash (and, if necessary, liquidate investments, at the written direction of the Borrower) held in the Dollar Disbursement Guarantee Account equal to the aggregate amount available to be drawn by the Offshore Collateral Agent or the Intercreditor Agent, as applicable, under such Disbursement LC for deposit in the Dollar Disbursement Guarantee Deposit Account. Upon delivery of any such

Cost Overrun LC accompanied either by the evidence of the issuer's or confirming institution's rating or the financial statements required pursuant to this
Section 5.01, the Intercreditor Agent, upon the written request of the Borrower, shall instruct the Offshore Collateral Agent in writing to release to the Person (provided such Person is a Person other than the Borrower and such Person is a party to a Subordination Agreement) delivering such Cost Overrun LC an aggregate amount of cash (and, if necessary, liquidate investments, at the written direction of the Company) held in the Dollar Cost Overrun Guarantee Account equal to the aggregate amount available to be drawn by the Offshore Collateral Agent or the Intercreditor Agent, as applicable, under such Cost Overrun LC for deposit in the Dollar Cost Overrun Guarantee Deposit Account.

         Section 5.02 Expiration. If, as of any day, a Disbursement LC or Cost Overrun LC has an expiry date which is within thirty (30) days of such date and the Borrower has not supplied the Offshore Collateral Agent or the Intercreditor Agent, as applicable, with a replacement Disbursement LC or Cost Overrun LC, as the case may be, prior to the date which is thirty (30) days prior to such expiry date, then the Offshore Collateral Agent or the Intercreditor Agent, as applicable, shall (and is hereby directed to) draw upon such Disbursement LC or Cost Overrun LC, as the case may be, on or prior to its expiry date and deposit the amount of such drawing into the Dollar Disbursement Guarantee Deposit Account or Dollar Cost Overrun Guarantee Deposit Account, as applicable. If, as of any day, any Performance Guarantee in favor of the Offshore Collateral Agent or the Intercreditor Agent, as applicable, has an expiry date which is within thirty (30) days of such date and the Borrower has not supplied the Offshore Collateral Agent or the Intercreditor Agent, as applicable, with a replacement Performance Guarantee prior to the date which is thirty (30) days prior to such expiry date, then the Offshore Collateral Agent, or the Intercreditor Agent, as applicable, shall (and is hereby directed to) draw upon such Performance Guarantee to the extent, pursuant to the terms of such Performance Guarantee, it is entitled to do so, on or prior to its expiry date and deposit the amount of such drawing into the Dollar Performance Guarantee Deposit Account.

         Section 5.03 Release. If at any time the amount of the Cost Overrun Guarantee is positive and the aggregate balance of the Dollar Disbursement Guarantee Account is at least equal to U.S.$26,000,000 and no Default or Event of Default has occurred and is continuing, then

                           (i) Borrower may request in writing (with the acknowledgement and consent of each Sponsor) that the Intercreditor Agent instruct the Offshore Collateral Agent or the Intercreditor Agent, as applicable, in writing to release Cost Overrun LCs or cash deposits maintained in lieu thereof in the Dollar Cost Overrun Guarantee Account if either

                                    (A)      the Independent Engineer certifies
                  that amount of the Dollar Cost Overrun Guarantee is as of the date of the proposed release equal to or greater than the sum of any Cost Overrun Amount existing as of such date (following the determination by the Intercreditor Agent, in consultation with the Independent Engineer, pursuant to Section 6.01(q) of the Common Agreement of whether or not a Cost Overrun Amount exists as of such date and the calculation of any such Cost Overrun Amount) or

                                    (B)      the Borrower certifies that the
                  amount requested to be released is not greater than the excess of (x) the excess of the Accumulated Value over the Required Works Amount over (y) the aggregate amount of all proceeds of Senior Debt (other than of Contingency Loans) applied, or to be applied pursuant to any Notice of Funding that has been delivered at any time pursuant to the Financing Documents, to pay Project Costs not included in the Construction Budget; and

                           (ii) the Offshore Collateral Agent will release such Cost Overrun LCs or cash deposit in accordance with the written instructions of the Intercreditor Agent;

provided that the Borrower may not request that the Intercreditor Agent cause any release of any Cost Overrun LC or cash deposit under this Section 5.03 sooner than three months following any prior request under this Section 5.03.

         Section 5.04 Balance. Any reference in this Agreement or in the Common Agreement to the balance of the Dollar Cost Overrun Guarantee Account, the Dollar Disbursement Guarantee Account or the amount of funds on deposit in either such account shall be deemed to include the aggregate amount available to be drawn by the Intercreditor Agent and the Offshore Collateral Agent under all Disbursement LCs or Cost Overrun LCs, as applicable, then in such Account and in full force and effect. Any provision in this Agreement instructing or authorizing the transfer of funds from any Account shall authorize the Intercreditor Agent and the Offshore Collateral Agent to (and the Borrower and Creditors hereby authorize the Intercreditor Agent and the Offshore Collateral Agent to, and the Borrower shall direct the Intercreditor Agent in writing in due time to, or, if applicable, to instruct the Offshore Collateral Agent to) draw upon any and all Disbursement LCs and/or Cost Overrun LCs and/or Performance Guarantees in favor of the Intercreditor Agent or the Offshore Collateral Agent in accordance with the terms thereof, and to transfer the proceeds therefrom, in the same manner and to the same extent as the Intercreditor Agent or the Offshore Collateral Agent would otherwise draw on cash or Dollar Permitted Investments on deposit in such Account. Neither the Intercreditor Agent nor the Offshore Collateral Agent shall be under any obligation to determine or verify whether the issuer or confirming institution of any Disbursement LC or Cost Overrun LC is an Acceptable LC Provider or whether a Disbursement LC or Cost Overrun LC or any Performance Guarantee in favor of the Intercreditor Agent or the Offshore Collateral Agent constitutes an acceptable Disbursement LC, Cost Overrun LC or Performance Guarantee, as applicable.

                                   ARTICLE VI

                            INVESTMENTS AND VALUATION

         Section 6.01 Investments.

                  (a) Prior to the delivery to the Offshore Depositary Bank of a Notice of Exclusive Control, any amounts held by the Offshore Depositary Bank in any Specified Offshore Deposit Account shall be invested by the Offshore Depositary Bank from time to time, at the risk and expense of the Borrower, solely in such Dollar Permitted Investments as the Borrower or its designated representative, shall specifically direct in writing. Any such Dollar Permitted Investments shall be credited by the Offshore Depositary Bank to the corresponding Offshore Securities Account. The Borrower or its designated representative, as the case may be, shall select Dollar Permitted Investments having such maturities as shall cause the Dollar Loss Proceeds Account, the Dollar Cost Overrun Guarantee Account, the Dollar Disbursement Guarantee Account and the Dollar Performance Guarantee Account to have a cash balance as of any day sufficient to cover the transfers to be made from such Offshore Account on such day in accordance with this Agreement. Upon delivery to the Offshore Depositary Bank of a Notice of Exclusive Control and until written revocation of such notice is delivered to the Offshore Depositary Bank by the Offshore Collateral Agent, any amounts held by the Offshore Depositary Bank in any Specified Offshore Deposit Account shall be invested by the Offshore Depositary Bank from time to time, solely in such Dollar Permitted Investments (and credited by the Offshore Depositary Bank to the corresponding Offshore Securities Account) as the Offshore Collateral Agent, acting upon the instructions of the Intercreditor Agent, shall direct.

                  (b) In the event that the cash balance in any Specified Offshore Deposit Account is as of any day insufficient to cover the transfers to be made from such Specified Offshore Deposit Account on such day, the Intercreditor Agent shall direct the Offshore Depositary Bank in writing to sell or liquidate the Dollar Permitted Investments held in the corresponding Offshore Securities Account (without regard to maturity date) in such manner as may be necessary in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Offshore Depositary Bank shall be authorized to pay with cash on deposit in such Specified Offshore Deposit Account. None of the Offshore Depositary Bank, the Offshore Collateral Agent or the Intercreditor Agent shall be liable to any Person for any loss suffered because of any such sale or liquidation other than by reason of its willful misconduct or gross negligence.

         Section 6.02 Income or Gain. Any interest, investment income or gain realized as a result of any Dollar Permitted Investments held in or credited to the Offshore Securities Accounts in excess of any amount required to be on deposit therein (net of the expenses incurred in connection with making such Dollar Permitted Investments) shall be held in or credited to the applicable Offshore Securities Account and reinvested as provided herein until transferred or disbursed pursuant to the terms hereof. None of the Offshore Depositary Bank, the Offshore Collateral Agent or the Intercreditor Agent shall have any liability for any loss resulting from any such Dollar Permitted Investment other than by reason of its willful misconduct or gross negligence.

         Section 6.03 Value. Cash and securities on deposit from time to time in the Offshore Accounts shall be valued by the Offshore Depositary Bank, as the case may be, as follows:

                  (a)      cash shall be valued at the face amount thereof; and

                  (b)      securities shall be valued at market value thereof.

         Section 6.04 Taxes. It is acknowledged by the parties hereto that all interest and other investment income earned on amounts on deposit in or credited to the Accounts for Federal, state and local income tax purposes shall be attributed to the Borrower. The Borrower shall be responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder. The Borrower shall prepare and file all tax information required with respect to the Accounts. The Borrower agrees to indemnify and hold each of the Offshore Depositary Bank and the Onshore Collateral Agent harmless against all liability for tax withholding and/or reporting for any payments. Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Offshore Depositary Bank and the Onshore Collateral Agent. Neither the Offshore Depositary Bank nor the Onshore Collateral Agent shall have any obligation with respect to the making of or the reporting of any payments for tax purposes other than to the extent it is provided with monies and or the reports in respect thereof.

                                   ARTICLE VII

            RIGHTS, DUTIES AND POWERS OF THE OFFSHORE DEPOSITARY BANK

         Section 7.01 Appointment of Offshore Depositary Bank. The Borrower and each of the Secured Parties hereby appoint Banco Santander Central Hispano, S.A., New York Branch, to act as the Offshore Depositary Bank under this Agreement, with such powers as are expressly delegated to the Offshore Depositary Bank by the terms of this Agreement and the UCC, and Banco Santander Central Hispano, S.A., New York Branch hereby accepts such appointment pursuant to the terms of this Agreement.

         Section 7.02 Rights of Offshore Depositary Bank.

                  (a) The Offshore Depositary Bank undertakes to perform such duties and only such duties as are specifically set forth in this Agreement or the UCC, as expressly modified by this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Offshore Depositary Bank; and as to any matters not expressly provided for by this Agreement, the Offshore Depositary Bank shall not be required to take any action or exercise any discretion, but, subject to Sections 7.02(d), 7.02(e) and 7.02(f) hereof, shall be required to act or to refrain from acting upon instructions of the Offshore Collateral Agent or the Intercreditor Agent and shall in all such cases be fully protected in acting, or in refraining from acting, hereunder in accordance with the instructions of the Offshore Collateral Agent or the Intercreditor Agent.

                  (b) The Offshore Collateral Agent, the Borrower, the Secured Parties and the Offshore Depositary Bank agree, with respect to the Offshore Accounts as follows: (i) with reference to Section 8-504 of the UCC, the Offshore Depositary Bank shall credit to the Offshore Accounts security entitlements to any financial asset purported to be credited to the Offshore Depositary Bank pursuant to applicable law, (ii) with reference to Section 8-505 of the UCC, the Offshore Depositary Bank shall distribute any payments or other distributions actually received by the Offshore Depositary Bank with respect to such security entitlements in accordance with this Agreement, and (iii) with reference to Section 8-506 of the UCC, the Offshore Depositary Bank shall exercise rights with respect to the financial assets only if directed to do so by subsequent receipt of an entitlement order complying with Section 8-507 of the UCC from the Offshore Collateral Agent or the Borrower and then only to the extent of such instructions. In further connection to the Offshore Depositary Bank's duties with respect to clause (i) of the immediately preceding sentence, the Offshore Collateral Agent, the Borrower and the Secured Parties agree that the Offshore Depositary Bank shall have satisfied its duties thereunder and under Section 8-504 of the UCC so long as the Offshore Depositary Bank credits as a security entitlement to the applicable party in accordance with this Agreement whatever rights the Offshore Depositary Bank purportedly has in the financial assets credited to the Offshore Depositary Bank but that the Offshore Depositary Bank shall have no duty or responsibility to any person or entity for ensuring that applicable law has been complied with to transfer or create a security interest in any right, title or interest in or to, or in any right whatsoever in and to, any financial asset purportedly transferred to the Offshore Depositary Bank or in which any security interest in any such financial assets has purportedly been transferred or assigned to the Offshore Depositary Bank; all such responsibility and liability shall be retained by the Borrower pursuant to the terms of this Agreement. With respect to Section 8-505(a) of the UCC, the sole responsibility of the Offshore Depositary Bank with respect to obtaining payments or distributions on any financial asset is to notify the Borrower and the Offshore Collateral Agent if in the actual knowledge of the Offshore Depositary Bank any such payment or distribution has not been received by the Offshore Depositary Bank.

                  (c) The Offshore Depositary Bank shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the Borrower, the Offshore Collateral Agent, the Facility Administrative Agent, the Note Trustee or the Intercreditor Agent and upon advice and statements of legal counsel and other experts selected by the Offshore Depositary Bank.

                  (d) No provision of this Agreement shall be construed to relieve the Offshore Depositary Bank from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that to the extent, but only to the extent, the following limitations on the Offshore Depositary Bank's liability would not prevent the Offshore Depositary Bank from being a "Securities Intermediary" under the UCC, the following limitations shall apply:

                           (i)      the Offshore Depositary Bank shall not be
liable for any error of judgment of an officer of the Offshore Depositary Bank, unless it shall be proved that such officer of the Offshore Depositary Bank was grossly negligent in ascertaining the pertinent facts;

                           (ii)     the Offshore Depositary Bank shall not be
liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Offshore Collateral Agent relating to the time, method and place of conducting any proceeding for any remedy available to the Offshore Depositary Bank, or exercising any trust or power conferred upon the Offshore Depositary Bank, under this Agreement;

                           (iii)    the Offshore Depositary Bank shall not be
liable for any loss of profits, consequential, incidental, punitive, exemplary or indirect damages even if the Offshore

Depositary Bank has been advised of the possibility thereof and regardless of the form of action in which such damages are sought;

                           (iv)     the Offshore Depositary Bank shall not be
deemed to have knowledge of the existence of any Default or Event of Default until such time as it has received notification of such Default or Event of Default from the Offshore Collateral Agent; and

                           (v)      no provision of this Agreement shall require
the Offshore Depositary Bank to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) The Offshore Depositary Bank shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or in the enforcement of any rights or powers hereunder, if the Offshore Depositary Bank reasonably believes that it will not be adequately indemnified against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements and against all liability, except liability that is adjudicated to have resulted from its gross negligence or willful misconduct, in connection with any actions so taken.

                  (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the eligibility of or affording protection to the Offshore Depositary Bank shall be subject to the provisions of this Section 7.02.

         Section 7.03 Resignation and Removal of Offshore Depositary Bank.

                  (a) The Offshore Collateral Agent may remove the Offshore Depositary Bank upon thirty (30) days' prior written notice to the Borrower and the Offshore Depositary Bank. The Offshore Depositary Bank shall have the right to resign upon thirty (30) days' prior written notice to the Borrower and the Offshore Collateral Agent. Upon any such removal or resignation of the Offshore Depositary Bank to act hereunder, the Offshore Collateral Agent shall appoint a successor Offshore Depositary Bank indicated in writing by the Intercreditor Agent. Notwithstanding the foregoing, no resignation, removal or replacement of the Offshore Depositary Bank shall be effective until a successor Offshore Depositary Bank has been appointed and has agreed in a manner reasonably satisfactory to the Offshore Collateral Agent to act as Offshore Depositary Bank hereunder.

                  (b) If at any time the Offshore Depositary Bank, the Offshore Collateral Agent and the Onshore Collateral Agent cease to be Affiliates of each other, the Intercreditor Agent shall have the right to remove the Offshore Depositary Bank upon thirty (30) days' prior written notice to the Borrower and the Offshore Depositary Bank, with any such removal to become effective only upon the appointment of a successor Offshore Depositary Bank. Upon the removal of the Offshore Depositary Bank under this Section 7.03(b), the Intercreditor Agent may appoint a successor agent for the Secured Parties.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.01 Indemnification From Borrower. The Borrower agrees to indemnify and hold the Offshore Depositary Bank, the Collateral Agents, the Facility Administrative Agent, the Intercreditor Agent, the Note Trustee and each of their respective officers, directors, employees, agents, professional advisors and affiliates (each an "Indemnified Person") harmless from and against any and all liabilities (including reasonable attorney fees and expenses), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement, or any investigation, litigation or other proceeding relating to this Agreement (including, without limitation, enforcement of this Agreement); provided that the Borrower shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements incurred by or asserted against any Indemnified Person to the extent that any of the foregoing result from such Indemnified Person's gross negligence or willful misconduct. The indemnity obligations of the Borrower contained in this Article VIII shall continue in full force and effect notwithstanding full payment of the Loans and/or redemption of the Notes under the Financing Documents and all of the other Obligations and notwithstanding the discharge thereof or the satisfaction and discharge or other termination of this Agreement or any related document or agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto and their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

         Section 9.02 No Warranties. Except as otherwise expressly provided herein, the Secured Parties have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof). No Secured Party shall be liable to any other Secured Party for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of any Secured Party or any Secured Party's agents, officers, employees or attorneys with respect to any transaction relating to any of the notes or agreements evidencing or entered into with respect to any of the Obligations or any security therefor.

         Section 9.03 Reimbursement of Expenses. The Borrower will, within five
(5) Business Days, upon demand pay to the Collateral Agents and the Offshore Depositary Bank the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents (provided, however, that, so long as no Event of Default shall have occurred, the Onshore Collateral Agent, the Offshore Collateral Agent and the Offshore Depositary Bank shall not be entitled to the payment of fees of any expert or agent in an amount greater than U.S.$10,000 unless the payment of such fees has been approved in writing by the Borrower prior to the hiring of such expert or agent), which the Offshore Collateral Agent, the Onshore Collateral Agent or the Offshore Depositary Bank may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Account Collateral, (c) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agents, the Offshore Depositary Bank or the Secured Parties or (d) the failure by the Borrower to perform or observe any of the provisions hereof.

         Section 9.04 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Intercreditor Agent, Facility Administrative Agent, the Note Trustee, the Collateral Agents, the Offshore Depositary Bank or any other Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by the Intercreditor Agent, the Facility Administrative Agent, the Note Trustee, the Collateral Agents or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         Section 9.05 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

         Section 9.06 Notices. All notices or other communications hereunder shall be given in the manner set forth in the Common Agreement (a) to the Borrower, the Facility Administrative Agent, the Intercreditor Agent, the Note Trustee and the Collateral Agents, at the addresses specified in the Common Agreement, and (b) to the Offshore Depositary Bank, at the address specified under its name on the signature pages hereto, and (c) as to any party, at such other address as shall be designated by such party in a written notice to each other party hereto.

         Section 9.07 Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

         Section 9.09 Governing Law; Submission to Jurisdiction.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Agreement, (ii) agrees that all claims in such action may be decided in any such court, (iii) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, (iv) irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such court, (v) to the extent the Borrower has or hereafter may acquire any immunity (sovereignty or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Borrower irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under this Agreement, and (vi) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 9.06. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Agreement. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

                  (c) The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its properties, service of process that may be served in any such action. Service upon the Process Agent shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same. The Borrower agrees that it shall at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties, and, in the event that for any reason the Process Agent shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the Borrower shall promptly appoint a successor satisfactory to the Intercreditor Agent so to serve, advise the Intercreditor Agent thereof, and deliver to the Intercreditor Agent evidence in writing of the successor agent's acceptance of such appointment. Nothing herein shall affect the right of any party to effect service of process in any other manner permitted by applicable Law.

                  (d) To the extent the Borrower may, in any action or proceeding arising out of or relating to this Agreement brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Secured Party post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

         Section 9.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE DOCUMENT OR ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         Section 9.11 No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Borrower.

         Section 9.12 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and effected in accordance with the provisions of the Intercreditor Agreement and
Section 11.01 of the Common Agreement and signed by the parties hereto and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.13 Incumbency Certificates; Authorized Persons; Reliance on Certificates.

                  (a) The Borrower shall furnish to the Intercreditor Agent on or prior to the Closing Date and from time to time thereafter as may be reasonably requested by the Intercreditor Agent duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of such party to take the actions and give the certificates, notifications, approvals and payment instructions required by this Agreement.

                  (b) The Intercreditor Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by Representatives of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Intercreditor Agent shall have received a replacement certificate, in form acceptable to the Intercreditor Agent, from a Representative of the Borrower identified to the Intercreditor Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of the Borrower.

         Section 9.14 Headings. The headings of the various articles, sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

         Section 9.15 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

         Section 9.16 Incorporation by Reference. The rights, benefits, privileges and protections afforded to each of the Collateral Agents and the Intercreditor Agent contained within the Common Agreement are hereby expressly incorporated herein by reference thereto. Any provisions of the Common Agreement (together with definitions as used therein and the ancillary provisions related thereto) that are incorporated by reference herein shall be incorporated herein, mutatis mutandis.

         Section 9.17 Conflicting Terms. To the extent a term or provision of this Agreement conflicts with the Common Agreement and is not dealt with more specifically herein, the Common Agreement shall control with respect to such term or provision.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                      CONSTRUCTORA INTERNACIONAL DE
                                      INFRAESTRUCTURA, S.A. DE C.V., as Borrower

                                      By:    ___________________________________
                                      Name:  ___________________________________
                                      Title:


                                      WESTLB AG, NEW YORK BRANCH, as Facility
                                      Administrative Agent

                                      By:    ___________________________________
                                      Name:  Jared Brenner
                                      Title: Director

                                      By:    ___________________________________
                                      Name:  Susana Vivares
                                      Title: Associate Director

                                      BANCO SANTANDER CENTRAL HISPANO,
                                      S.A., NEW YORK BRANCH, as Offshore
                                      Collateral Agent

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      BANCO SANTANDER MEXICANO, S.A.,
                                      as Onshore Collateral Agent

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      WESTLB AG, NEW YORK BRANCH, as
                                      Intercreditor Agent

                                      By:    ___________________________________
                                      Name:  Jared Brenner
                                      Title: Director

                                      By:    ___________________________________
                                      Name:  Susana Vivares
                                      Title: Associate Director

                                      CITIBANK N.A., as Note Trustee

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      BANCO SANTANDER CENTRAL HISPANO, S.A.,
                                      NEW YORK BRANCH, as Offshore
                                      Depositary Bank

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      By:    ___________________________________
                                      Name:
                                      Title:

                                      Address for Notices:

                                      45 East 53rd Street
                                      New York, New York 10022
                                      Attention: Ligia Castro
                                      Telephone: 1 (212) 350-3677
                                      Telecopier: 1 (212) 350-3647

                                                              EXHIBIT A-1 TO THE
                                                            DEPOSITARY AGREEMENT

                          FORM OF PAYMENT INSTRUCTIONS

Payment to be made to:

WestLB AG, New York Branch,
as Intercreditor Agent
1211 Avenue of the Americas
New York, New York 10036

ABA No.:
Reference: Constructora Internacional de Infraestructura, S.A. de C.V. Account No.:
Attention:

                                                              EXHIBIT A-2 TO THE
                                                            DEPOSITARY AGREEMENT

                          FORM OF PAYMENT INSTRUCTIONS

Payment to be made to:
[NAME]
[ADDRESS]

ABA No.:
Reference: Constructora Internacional de Infraestructura, S.A. de C.V. Account No.:
Attention:

                                                                EXHIBIT B TO THE
                                                            DEPOSITARY AGREEMENT

                       FORM OF NOTICE OF EXCLUSIVE CONTROL

                  [Letterhead of the Offshore Collateral Agent]

                                     [DATE]

WestLB AG, New York Branch,
as Intercreditor Agent
1211 Avenue of the Americas
New York, New York 10036

Attention: Jared Brenner

         Re: Notice of Exclusive Control pursuant to that certain Depositary Agreement, dated as of February 26, 2004 (as such agreement may be amended, modified or supplemented from time to time, the "Depositary Agreement"), by and among Constructora Internacional de Infraestructura, S.A. de C.V., Banco Santander Central Hispano, S.A., New York Branch, as Offshore Collateral Agent, Banco Santander Mexicano, S.A., as Onshore Collateral Agent, WestLB AG, New York Branch, as Facility Administrative Agent, WestLB AG, New York Branch, as Intercreditor Agent, Banco Santander Central Hispano, S.A., New York Branch, as Offshore Depositary Bank and Citibank, N.A., as Note Trustee (terms used but not defined herein have the meanings assigned thereto in the Depositary Agreement)

Ladies and Gentlemen:

         As referenced in the Depositary Agreement, the undersigned hereby gives you notice of our exclusive control over the Offshore Accounts and all financial assets credited thereto or carried therein. You are hereby instructed not to accept any directions, instructions or entitlement orders with respect to any of the Offshore Accounts or any financial assets credited thereto or carried therein from any Person other than the undersigned, unless this notice is revoked in writing by the undersigned or otherwise ordered by a court of competent jurisdiction.

         You are instructed to deliver a copy of this notice by facsimile transmission to the Borrower.

                                          Very truly yours,

                                          BANCO SANTANDER CENTRAL HISPANO,
                                          S.A., NEW YORK BRANCH,
                                          as Offshore Collateral Agent

                                          By:    _______________________________
                                          Name:
                                          Title:

                                                                EXHIBIT C TO THE
                                                            DEPOSITARY AGREEMENT

                         FORM OF WITHDRAWAL CERTIFICATE

                                     [DATE]

WestLB AG, New York Branch,
as Intercreditor Agent
1211 Avenue of the Americas
New York, New York 10036

Attention: Jared Brenner

Ladies and Gentlemen:

         Reference is made to the Depositary Agreement, dated as of February 26, 2004 (as such agreement may be amended, modified or supplemented from time to time, the "Depositary Agreement"), by and among Constructora Internacional de Infraestructura, S.A. de C.V. (the "Borrower"), Banco Santander Central Hispano, S.A., New York Branch, as Offshore Collateral Agent, Banco Santander Mexicano, S.A., as Onshore Collateral Agent, WestLB AG, New York Branch, as Facility Administrative Agent, WestLB AG, New York Branch, as Intercreditor Agent, Banco Santander Central Hispano, S.A., New York Branch, as Offshore Depositary Bank and Citibank, N.A., as Note Trustee (terms used but not defined herein having the meanings assigned thereto in the Depositary Agreement).

I. WITHDRAWALS AND TRANSFERS

         The Borrower hereby requests that the following withdrawals and transfers be made on [_____], 200_:

         A.       From the Dollar Disbursement Account:

                  1. Pursuant to Section 4.01(b) of the Depositary Agreement, a withdrawal from the Dollar Disbursement Account in an aggregate amount equal to U.S.$[________] and transfer of such funds to the Facility Administrative Agent in accordance with the following wire instructions: [INSERT]; and

                  2. Pursuant to Section 4.01(c) of the Depositary Agreement, a withdrawal from the Dollar Disbursement Account in an aggregate amount equal to U.S.$[________] and transfer of such funds to the Dollar Construction Account; and

                  3. Pursuant to Section 4.01(d) of the Depositary Agreement, a withdrawal from the Cap Sub-Account in an aggregate amount equal to U.S.$[________] and transfer of such funds to the Facility Administrative Agent in accordance with the following wire instructions: [INSERT].

         B.       From the Dollar Construction Account:

         Pursuant to Section 4.03(b) of the Depositary Agreement, a withdrawal from the Dollar Construction Account in an aggregate amount equal to U.S.$[_______] and transfer of such funds as follows:

Name             Amount             Payment Instructions
-----            ------             --------------------
                                    [Account No.__]

II. CERTIFICATIONS

In connection with each of the foregoing withdrawals and transfers, the Borrower hereby certifies to the Offshore Depositary Bank as follows:

         1. No Notice of Exclusive Control (which has not been revoked by the Offshore Collateral Agent) has been delivered under the Depositary Agreement as of the date hereof.

In addition, in connection with each of the foregoing withdrawals and transfers effected pursuant to Section 4.01(c) and Section 4.03(b) of the Depositary Agreement, the Borrower hereby certifies to the Offshore Depositary Bank as follows:

         1. The Project Costs to be paid with funds withdrawn pursuant to the Depositary Agreement, and the payees set forth above with respect thereto, are as set forth below, together with an accurate description of the work performed, services rendered or materials, equipment or supplies delivered for which such payment was (in the case of amounts to be reimbursed to the Borrower) or is to be made:

                  REMIT TO:        WORK PERFORMED:            AMOUNT:

         2. The Borrower has reviewed the work performed, services rendered and materials, equipment or supplies delivered for which funds are requested to be withdrawn pursuant to the Depositary Agreement, and the amounts that have been paid (in the case of amounts to be reimbursed to the Borrower) or are to be paid are proper (and, in the case of payments being made to any Principal Subcontractor, are being made in accordance with the provisions of the applicable Principal Subcontract).

         3. Copies of all invoices for amounts to be withdrawn pursuant to the Depositary Agreement equal to or in excess of U.S.$150,000 (or the equivalent thereof in any other currency) are attached hereto, and such copies are true, correct and complete.

                                            Very truly yours,

                                            CONSTRUCTORA INTERNACIONAL DE
                                            INFRAESTRUCTURA, S.A. DE C.V.

                                            By:________________________________
                                            Name:
                                            Title:

cc: WestLB AG, New York Branch, as Facility Administrative Agent
    Citibank, N.A., as Note Trustee